Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

GAN Limited

London, United Kingdom

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of GAN Limited of our report dated March 24, 2020 relating to the consolidated financial statements of GAN plc, which appears in GAN Limited’s Registration Statement on Form F-1 (No. 333-237372), which is incorporated by reference in this Registration Statement.

/s/ BDO LLP

BDO LLP

London, United Kingdom

May 5, 2020